EXHIBIT 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)  ☐

The Bank of New York Mellon
(Exact name of Trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Legal Department
The Bank of New York Mellon
One Wall Street, 15th Floor
New York, NY  10286
(212) 635-1270
(Name, address and telephone number of agent for service)

GENERAL MARITIME CORPORATION (Exact name of obligor as specified in its charter)
Marshall Islands	66-071-6485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

General Maritime Subsidiary Corporation (Exact name of obligor as specified in its charter)
Marshall Islands	06-1597083
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

General Maritime Management LLC (Exact name of obligor as specified in its charter)
Marshall Islands	98-0385293
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

General Maritime (Portugal) LLC (Exact name of obligor as specified in its charter)
Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

General Maritime (Portugal) Limitada (Exact name of obligor as specified in its charter)
Portugal	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

General Maritime Crewing Pte. Ltd. (Exact name of obligor as specified in its charter)
Russia	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Limited “General Maritime Crewing” (Russia Corporation) (Exact name of obligor as specified in its charter)
Delaware	72-1375844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Agamemnon LLC (Exact name of obligor as specified in its charter)
Liberia	98-0395170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Ajax LLC (Exact name of obligor as specified in its charter)
Liberia	98-0395169
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Alexandra LLC (Exact name of obligor as specified in its charter)
Marshall Islands	98-0385176
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Argus LLC (Exact name of obligor as specified in its charter)
Marshall Islands	98-0395206
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Chartering LLC (Exact name of obligor as specified in its charter)

New York	83-0467351
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Constantine LLC (Exact name of obligor as specified in its charter)
Liberia	98-0395161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Daphne LLC (Exact name of obligor as specified in its charter)
Marshall Islands	98-0588044
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Defiance LLC (Exact name of obligor as specified in its charter)
Liberia	98-0425179
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Elektra LLC (Exact name of obligor as specified in its charter)
Marshall Islands	98-0588046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR George T LLC (Exact name of obligor as specified in its charter)
Marshall Islands	98-0550184
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Gulf LLC (Exact name of obligor as specified in its charter)
Marshall Islands	98-0395216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Harriet G. LLC (Exact name of obligor as specified in its charter)
Liberia	98-0486381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Hope LLC (Exact name of obligor as specified in its charter)
Marshall Islands	98-0395218
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Horn LLC (Exact name of obligor as specified in its charter)

Marshall Islands	98-0395220
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Kara G LLC C (Exact name of obligor as specified in its charter)
Liberia	98-0513241
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Minotaur LLC (Exact name of obligor as specified in its charter)
Liberia	98-0395188
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Orion LLC (Exact name of obligor as specified in its charter)
Marshall Islands	98-0395227
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Phoenix LLC (Exact name of obligor as specified in its charter)
Marshall Islands	98-0395229
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Princess LLC (Exact name of obligor as specified in its charter)
Liberia	98-0395231
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Progress LLC (Exact name of obligor as specified in its charter)
Liberia	98-0395232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Revenge LLC (Exact name of obligor as specified in its charter)
Liberia	98-0425180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR St. Nikolas LLC (Exact name of obligor as specified in its charter)

Marshall Islands	98-0555133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Spyridon LLC (Exact name of obligor as specified in its charter)
Marshall Islands	98-0395238
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GMR Strength LLC (Exact name of obligor as specified in its charter)
Liberia	98-0425181
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Arlington Tankers Ltd. (Exact name of obligor as specified in its charter)
Bermuda	98-0604955
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Vision Ltd. (Exact name of obligor as specified in its charter)
Bermuda	98-0471654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Victory Ltd. (Exact name of obligor as specified in its charter)
Bermuda	98-0471655
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Companion Ltd. (Exact name of obligor as specified in its charter)
Bermuda	98-0471656
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Compatriot Ltd. (Exact name of obligor as specified in its charter)
Bermuda	98-0471657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Concord Ltd. (Exact name of obligor as specified in its charter)
Bermuda	98-0471658
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Consul Ltd. (Exact name of obligor as specified in its charter)
Bermuda	98-0471659
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Concept Ltd. (Exact name of obligor as specified in its charter)
Bermuda	98-0481425
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Contest Ltd. (Exact name of obligor as specified in its charter)
Bermuda	98-0481426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

299 Park Avenue, 2nd Floor, New York, NY (Address of principal executive offices)	10171 (Zip code)

12% Series B Senior Notes due 2017
(Title of the indenture securities)

Item 1.   General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429

New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.    Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 16.   List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	-
A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Current Report on Form 8-K of Nevada Power Company, Date of Report (Date of Earliest Event Reported) July 25, 2008 (File No. 000-52378).)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-155238.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152856.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 22 day of April, 2010.

THE BANK OF NEW YORK MELLON

By:	/s/ Beata Harvin
	Name:	Beata Harvin
	Title:	Vice President

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2009, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$2,971,000
Interest-bearing balances	58,139,000
Securities:
Held-to-maturity securities	4,414,000
Available-for-sale securities	48,838,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	85,000
Securities purchased under agreements to resell	51,000
Loans and lease financing receivables:
Loans and leases held for sale	38,000
Loans and leases, net of unearned income	25,990,000
LESS: Allowance for loan and lease losses	475,000
Loans and leases, net of unearned income and allowance	25,515,000
Trading Assets	4,711,000
Premises and fixed assets (including capitalized leases)	1,057,000
Other real estate owned	4,000
Investments in unconsolidated subsidiaries and associated companies	915,000
Not applicable
Intangible assets:
Goodwill	4,991,000
Other intangible assets	1,471,000
Other assets	11,075,000
Total assets	$164,275,000

LIABILITIES
Deposits:
In domestic offices	$60,985,000
Noninterest-bearing	30,587,000
Interest-bearing	30,398,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	73,119,000
Noninterest-bearing	2,527,000
Interest-bearing	70,592,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices.	2,043,000
Securities sold under agreements to repurchase	11,000
Trading liabilities	5,570,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,249,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	4,071,000
Total liabilities	$150,538,000
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,499,000
Retained earnings	5,404,000
Accumulated other comprehensive income	-1,665,000
Other equity capital components	0
Total bank equity capital	13,373,000
Noncontrolling (minority) interests in consolidated subsidiaries	364,000
Total equity capital	13,737,000
Total liabilities, minority interest, and equity capital	$164,275,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Steven G. Elliott Robert P. Kelly	Directors